Exhibit 12.2 - Calculation of (1) EBITDA

                                                            1999          2000           2001         2002           2003
                                                            ----          ----           ----         ----           ----
(1)   EBITDA Calculation

      Pretax loss .................................      $ (5,890)      $(22,217)      $(10,609)    $ (4,910)      $ (2,830)
      Interest expense ............................        14,939         12,943         12,374       12,675         12,066
      Depreciation and amortization expense .......        15,637         15,436         13,955       10,330         10,631
                                                         ------------------------------------------------------------------

      Total EBITDA ................................      $ 24,686       $  6,162       $ 15,720     $ 18,095       $ 19,867
                                                         ==================================================================

Interest expense includes amortization of deferred financing costs of $1,538,000, $529,000, $520,000, $550,000 and $543,000 in 1999, 2000, 2001, 2002
and 2003, respectively.